 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): August 17, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2018, Amyris, Inc. (the “Company”) entered into Warrant Exercise Agreements with each of Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr and which beneficially owns greater than five percent of the Company’s outstanding common stock (the “Foris Agreement”), and Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. (collectively, “Vivo”), entities affiliated with director Frank Kung and which collectively beneficially own greater than five percent of the Company’s outstanding common stock (the “Vivo Agreements” and, together with the Foris Agreement, the “Agreements”). Foris and Vivo are holders of certain outstanding warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), originally issued on May 11, 2017 and August 3, 2017, respectively (the “Original Warrants”). The terms of the Original Warrants were previously reported in (i) Current Reports on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2017 and August 3, 2017, respectively, and (ii) Note 6, “Stockholders’ Deficit,” to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 17, 2018 (the “10-K”), and all such disclosure is incorporated herein by reference. The resale of the shares issuable upon exercise of the Original Warrants was registered pursuant to the Company’s Registration Statements on Form S-3 (File Nos. 333-219732 and 333-221351), originally filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) on August 4, 2017 and November 3, 2017, respectively, and which became effective on October 17, 2017 and December 1, 2017, respectively.

Foris Agreement

Pursuant to the Foris Agreement, the Company and Foris agreed that Foris would (i) exercise its May 2017 Cash Warrants (as defined in the 10-K), currently exercisable for 4,877,386 shares of Common Stock, in full for cash and (ii) surrender its May 2017 Dilution Warrant (as defined in the 10-K) after exercising it in full to the Company for cancellation, and in exchange the Company would simultaneously issue to Foris a new warrant (the “Foris New Warrant”) to purchase 4,877,386 shares of Common Stock, with the Foris New Warrant having substantially identical terms as Foris’s May 2017 Cash Warrants, except that (A) the expiration date of the Foris New Warrant would be fifteen months after issuance (in comparison to the five-year term of Foris’s May 2017 Cash Warrants), (B) the Foris New Warrant would not contain any anti-dilution protection (in comparison to the full-ratchet anti-dilution protection provided in Foris’s May 2017 Cash Warrants), other than standard adjustments in the event of any dividends or distributions on our Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction, (C) the Foris New Warrant would only permit exercise after the six-month anniversary of issuance, and would only permit “cashless” or “net” exercise after such time to the extent that there is not an effective registration statement covering the resale by Foris of the shares of Common Stock underlying the Foris New Warrant and (D) the exercise price of the Foris New Warrant would be $7.52 per share (in comparison to $4.40 per share for Foris’s May 2017 Cash Warrants), subject to adjustment. In connection with the entry into the Foris Agreement, the Company and Foris amended Foris’s May 2017 Cash Warrants and May 2017 Dilution Warrant to remove the May 2017 Offerings Beneficial Ownership Limitation (as defined in the 10-K) from such warrants.

Vivo Agreements

Pursuant to the Vivo Agreements, the Company and Vivo agreed that Vivo would (i) exercise a portion of its August 2017 Vivo Cash Warrants (as defined in the 10-K), which portion is currently exercisable for an aggregate of 3,944,264 shares of Common Stock, for cash, and, if certain future conditions are met, would exercise all or a portion of its remaining August 2017 Vivo Cash Warrants, which remaining portion is currently exercisable for an aggregate of 1,630,854 shares of Common Stock (the “Remaining August 2017 Vivo Cash Warrants”), for cash and (ii) surrender its August 2017 Vivo Dilution Warrants (as defined in the 10-K), which are not currently exercisable for any shares of Common Stock, to the Company for cancellation, and in exchange the Company would issue to Vivo new warrants (the “Vivo New Warrants” and, together with the Foris New Warrant, the “New Warrants”) to purchase an aggregate of 5,107,821 shares of Common Stock, and would issue to Vivo additional Vivo New Warrants to purchase up to an aggregate of 2,111,957 shares of Common Stock upon the exercise by Vivo for cash of the Remaining August 2017 Vivo Cash Warrants. The Vivo New Warrants would have substantially identical terms as the August 2017 Vivo Cash Warrants, except that (A) the expiration date of the Vivo New Warrants would be fifteen months after issuance (in comparison to the five-year term of the August 2017 Vivo Cash Warrants), (B) the Vivo New Warrants would not contain any anti-dilution protection (in comparison to the full-ratchet anti-dilution protection provided in the August 2017 Vivo Cash Warrants), other than standard adjustments in the event of any dividends or distributions on our Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction, (C) the Vivo New Warrants would only be exercisable on or after the six-month anniversary of issuance, and would permit “cashless” or “net” exercise only to the extent that there is not an effective registration statement covering the resale by Vivo of the shares of Common Stock underlying the Vivo New Warrants and (D) the exercise price of the Vivo New Warrants would be $7.52 per share (in comparison to $4.40 per share for the August 2017 Vivo Cash Warrants), subject to adjustment. In connection with the entry into the Vivo Agreements, the Company and Vivo amended Vivo’s August 2017 Vivo Cash Warrants to (i) reduce the exercise price of such warrants from $6.39 per share to $4.40 per share and (ii) remove the August 2017 Vivo Offering Beneficial Ownership Limitation (as defined in the 10-K) from such warrants.

The closing of the transactions contemplated by the Agreements occurred on August 17, 2018 (the “Closing”). At the Closing, Foris and Vivo delivered to the Company irrevocable notices of exercise with respect to their May 2017 Cash Warrants and August 2017 Vivo Cash Warrants subject to the Agreements, respectively, representing an aggregate of 8,821,650 shares of Common Stock, their May 2017 Dilution Warrant and August 2017 Vivo Dilution Warrants, respectively, were deemed cancelled, and the Company issued New Warrants to Foris and Vivo to purchase an aggregate of 9,985,207 shares of Common Stock (which amount of New Warrants issued will increase to up to 12,097,164 shares of Common Stock upon the exercise by Vivo of the Remaining August 2017 Vivo Cash Warrants for cash). The Company expects to receive gross proceeds of $38.8 million from the exercise of Foris’s May 2017 Cash Warrants and Vivo’s August 2017 Vivo Cash Warrants pursuant to the Agreements ($46.0 million if Vivo exercises the Remaining August 2017 Vivo Cash Warrants in full for cash).

The New Warrants were issued in private placements pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”), without general solicitation, made only to and with “accredited investors” as defined in Regulation D.

The foregoing description of the Agreements and the New Warrants is a summary and is qualified in its entirety by reference to the Foris Agreement, Vivo Agreements, Foris New Warrant and Vivo New Warrants, which are filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Common Stock Purchase Warrant issued August 17, 2018 by the Company to Foris Ventures, LLC
4.2	Common Stock Purchase Warrant issued August 17, 2018 by the Company to Vivo Capital Fund VIII, L.P.
4.3	Common Stock Purchase Warrant issued August 17, 2018 by the Company to Vivo Capital Surplus Fund VIII, L.P.
10.1	Warrant Exercise Agreement, dated August 17, 2018, between the Company and Foris Ventures, LLC
10.2	Warrant Exercise Agreement, dated August 17, 2018, between the Company and Vivo Capital Fund VIII, L.P.
10.3	Warrant Exercise Agreement, dated August 17, 2018, between the Company and Vivo Capital Surplus Fund VIII, L.P.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the potential future exercise by Vivo of all or a portion of the Remaining August 2017 Vivo Cash Warrants for cash and the related issuance by the Company of Vivo New Warrants to purchase up to an aggregate of 2,111,957 shares of Common Stock, the amount of proceeds to be received by the Company in connection with the Agreements and related matters. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 20, 2018	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer